                                                                    EXHIBIT 10.6

                  __________________________________________

                            CORINTHIAN SCHOOL, INC.
                           SUBORDINATED SECURED NOTE
                                      AND
                          WARRANT PURCHASE AGREEMENT

                  __________________________________________


                           Dated as of June 30, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                                                              Page
                                                                                                              ----
BACKGROUND...................................................................................................   1
        A.        Company....................................................................................   1
        B.        Acquisition Transaction....................................................................   1
        C.        Purchase and Sale of Capital Stock.........................................................   2
        D.        Senior Loans...............................................................................   2
        E.        Purchase and Sale of Notes.................................................................   2
        F.        Use of Proceeds from Issuance and Sale of Purchased Capital Stock...........................  3
        H.        Security for Payment of the Notes..........................................................   3

STATEMENT OF AGREEMENT.......................................................................................   3
        Section 1.  Defined Terms............................................................................   4
        Section 2.  Purchase and Sale of the Notes...........................................................   16
        Section 3.  Issuance of Warrants.....................................................................   18
        Section 4.  Conditions to Closings...................................................................   19
        Section 5.  Representations and Warranties of Company................................................   23
        Section 6.  Representations and Warranties of the Purchasers.........................................   26
        Section 7.  Financial Reporting......................................................................   28
        Section 8.  Affirmative Covenants....................................................................   32
        Section 9.  Negative Covenants.......................................................................   33
        Section 10. Financial Tests..........................................................................   37
        Section 11. Events of Default........................................................................   38
        Section 12. Consequences of Event of Default.........................................................   40
        Section 13. Miscellaneous............................................................................   40

        Form of Note Between Company and Purchasers......................................................Exhibit A

                         SUBORDINATED SECURED NOTE AND
                          WARRANT PURCHASE AGREEMENT

     This is a SUBORDINATED SECURED NOTE and WARRANT PURCHASE AGREEMENT dated as of June 30, 1995 ("Agreement") by and among Corinthian Schools, Inc. ("Company"), a Delaware corporation, Primus Capital Fund III Limited Partnership ("Primus"), an Ohio limited partnership and Banc One Capital Partners II, Limited Partnership ("BOCP II"), a Delaware limited partnership. Primus and BOCP II are referred to collectively as "Purchasers."

     The Company and the Purchasers are referred to individually as a "Party" and collectively as the "Parties."



                                  BACKGROUND

A.   COMPANY.

     The Company is engaged in the business of acquiring and operating post-secondary, vocational training schools (the "Schools"). Prior to June 30, 1995, the Company did not own, operate or administer any Schools and had not engaged in any other business.

B.   ACQUISITION TRANSACTION.

     The Company is a party to an Asset Purchase Agreement dated as of June 28, 1995 (the "Asset Purchase Agreement"), among the Company, National Education Centers, Inc., a California corporation (the "Seller"), and National Education Corporation, a Delaware corporation. The Asset Purchase Agreement provides for the acquisition by the Company from the Seller of Purchased Assets (as defined in the Asset Purchase Agreement) related to the operation and administration of twelve (12) Schools consisting of "Tier I Schools", "Tier II Schools" and "Tier III Schools" as designated on Exhibit A to the Asset Purchase Agreement (the "Acquisition Transaction").

     The Asset Purchase Agreement provides that payment for the Purchased Assets shall be made (i) at the time of the completion of the purchase and sale of that portion of the Purchased Assets that relate solely to the Tier I Schools, the Accounts Receivable (as defined in the Asset Purchase Agreement), the Lead Bank Data (as defined in the Asset Purchase Agreement) and the Headquarters Assets (as defined in the Asset Purchase Agreement) (the "Tier I Closing"), (ii) at the time of the completion of the purchase and sale of that portion of the Purchased Assets that relate solely and directly to the Tier II Schools (the "Tier II Closing"), and (iii) at the time of the completion of the purchase and sale of that portion of the Purchased Assets that relate solely and directly to the Tier III Schools (the "Tier III Closing").

C.   PURCHASE AND SALE OF CAPITAL STOCK.

     Pursuant to the terms of a Purchase Agreement dated as of June 30, 1995 (the "Stock Purchase Agreement") among the Company, BOCP II and Primus, the Purchasers have agreed to purchase an aggregate of (i) 18,125 shares of the Class A Preferred Stock, par value $1.00 per share of the Company (the "Class A Preferred"), (ii) 60,410 shares of the Class A Common Stock, par value $.01 per share of the Company (the "Class A Common"), and (iii) 8,340 shares of the Class B Common Stock, par value $.0l per share of the Company (the "Class B Common") for a total cash consideration of $2,500,000 at a closing which shall take place on the date of the Tier I Closing (the "Tier I Closing Date"). The Class A Preferred, Class A Common and Class B Common purchased pursuant to the terms of the Stock Purchase Agreement are sometimes hereinafter collectively referred to as the "Purchased Capital Stock."

D.   SENIOR LOANS.

     Pursuant to a Credit Facility Agreement dated as of June 30, 1995 ("Senior Credit Agreement") by and between BOCP II ("Senior Lender") and the Company, the Senior Lender has agreed to make loans to the Company on a revolving credit basis up to a maximum aggregate principal amount of $2,000,000 at any one time outstanding ("Senior Loans") to be used solely for working capital purposes. None of the Senior Loans are to be applied to the Acquisition Transaction. Pursuant to the terms of the Senior Credit Agreement, the note evidencing the Senior Loans must be paid in full on or before June 30, 1996. It is anticipated, however, that the Company will refinance its obligations under the Senior Credit Agreement prior to June 30, 1996 pursuant to the terms of an agreement with a third party bank or financial institution providing for revolving credit loans secured by the Collateral. Such agreement shall be subject to the consent of the Purchasers, which consent shall not be unreasonably withheld, and the lender with respect thereto shall be granted a first perfected security interest in the Collateral on terms substantially equivalent to those set forth in the Security Agreement.

E.   PURCHASE AND SALE OF NOTES.

     Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to BOCP II Subordinated Secured Notes in the aggregate principal amount of $2,000,000, and to Primus Subordinated Secured Notes in the aggregate principal amount of $500,000, each due June 30, 2000 (collectively, the "Notes"). The Company shall sell to the Purchasers and the Purchasers shall purchase from the Company (i) on the date of the Tier II Closing (the "Tier II Closing Date"), Notes in the aggregate principal amount equal to the Tier II Principal Balance to fund a portion of the cash consideration payable by the Company for the Purchased Assets at the Tier II Closing, (ii) on the date of the Tier III Closing (the "Tier III Closing Date") Notes in the aggregate principal amount equal to the Tier III Principal Balance to fund a portion the cash consideration payable by the Company for the Purchased Assets at the Tier III Closing, and (iii) if necessary, on any date on which the a payment of the unpaid principal amount, if any, of the Deferred Payment Note is due (a "Deferred Payment Note Closing Date"), Notes in the aggregate principal amount equal to the Deferred Payment Note Principal Payment. The Tier I Closing Date, Tier II Closing Date, Tier III Closing Date, Final Payment Date and Deferred Payment Note Closing Date are sometimes hereinafter individually referred to as a "Closing Date" and collectively referred to as the "Closing Dates." BOCP II and Primus shall be obligated to purchase 80% and 20%, respectively, of the principal amount of any Notes being sold by the Company and purchased by the Purchasers on a Closing Date.

F.   USE OF PROCEEDS FROM ISSUANCE AND SALE OF PURCHASED CAPITAL STOCK.

     The Purchasers shall not be obligated to purchase any Notes unless and until the Company shall have used the proceeds from the issuance and sale of the Purchased Capital Stock pursuant to the terms of the Stock Purchase Agreement to pay an aggregate of $2,500,000 of the cash consideration payable by the Company at the Tier I Closing and the Tier II Closing.

G.   WARRANTS.

     Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to BOCP II warrants to purchase 5,000 shares of Class B Common, and to Primus warrants to purchase 1,250 shares of Class A Common ("Warrants").

     The shares of Class A Common and Class B Common issuable upon exercise of the Warrants are referred to collectively as the "Warrant Shares" and represent, as of the date hereof, in the aggregate approximately 5% of the Outstanding Common Stock after giving effect to the issuance of such Warrant Shares.

H.   SECURITY FOR PAYMENT OF THE NOTES.

     Pursuant to the Security Agreement, the Company has, as security for the obligations hereunder, granted to the Purchasers a security interest in all assets of the Company, whether now owned or hereafter acquired, second only to the security interest in such assets of the Senior Lender.

                            STATEMENT OF AGREEMENT

     In consideration of their mutual promises set forth in this Agreement, the Parties hereby agree as follows.

     SECTION 1.     DEFINED TERMS.

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires, as modified, amended or restated from time to time as provided for herein.

     1.1 "Accountant" means the Company's independent public accountant selected and approved in the manner provided for in this Agreement.

     1.2 "Accounts Receivable" shall have the meaning set forth in the Asset Purchase Agreement.

     1.3 "Accountant's Statement" means, with respect to each Annual Financial Statement, a written statement of such Accountant stating in effect that in the course of their Audit with respect to such Financial Statement no Default has come to their attention, or, if a Default has come to their attention, stating the nature and period of existence of such Default.

     1.4 "Accounting Periods" means the Fiscal Year, Quarter or Month, as applicable.

     1.5 "Accounting Statements" means collectively, with respect to any Accounting Period, statements of income, changes in financial position (cash flow) and shareholders' equity for such Accounting Period and a statement of financial condition as at the end of such Accounting Period.

     1.6 "Acquisition Transaction" shall have the meaning set forth in Paragraph B.

     1.7 "Adjusted Net Worth" means, as to any period, the total amount of stockholders' equity of the Company that would appear on the balance sheet of the Company prepared in accordance with GAAP after excluding therefrom (i) any reevaluation or other write-up in the book value of assets subsequent to the Tier I Closing Date other than upon the acquisition of assets or stock acquired in a transaction to be accounted for by purchase accounting under GAAP made within twelve (12) months after the acquisition of such assets, and (ii) an amount equal to the excess, if any, of the amount reflected for the securities of any Person which is not a Subsidiary over the lesser of cost or market value (as determined in good faith by the Company).

     1.8 "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or another specified Person, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     1.9   "Agreement" means this agreement.

     1.10 "Affirmative Covenants" means the covenants of the Company set forth in Section 8.

     1.11 "Annual Financial Statements" means, with respect to each Fiscal Year, the consolidated and consolidating Accounting Statements of the Company with respect to such Fiscal Year, presented with corresponding Accounting Statements for the preceding Fiscal Year, which Accounting Statements shall be Audited, prepared in accordance with GAAP and presented in reasonable detail (including appropriate footnotes) and in a form satisfactory to the Purchasers.

     1.12 "Asset Purchase Agreement" shall have the meaning set forth in Paragraph B.

     1.13 "Audit" or "Audited" means, with respect to the consolidated Annual Financial Statements, an examination without limitation as to scope by the Accountant in accordance with generally accepted auditing standards for the purpose of expressing an opinion of such Accounting Statements.

     1.14 "Audit Report" means, with respect to the consolidated (but not the consolidating) Annual Financial Statements, the report of the Accountant indicating the scope of the Audit with respect to such Statements and setting forth the opinion of such Accountant with respect to such Annual Financial Statements as a whole, or an assertion to the effect that an overall opinion cannot be expressed. The Audit Report shall set forth any qualification to such opinion and, when such an overall opinion cannot be expressed, set forth the reasons therefore.

     1.15 "Base Compensation" means the collective base compensation (excluding any cash bonuses) paid to the Management Group which shall be (i) $750,000 for the twelve months following the closing of the Acquisition Transaction, and (ii) thereafter the compensation of the Management Group will be set by the Board of Directors, based upon the recommendation a Compensation Committee consisting of certain members of the Board of Directors, at levels consistent with the then prevailing market standards.

     1.16 "Base Rate" means the per annum rate of interest most recently determined by Banc One Capital Corporation as the Weekly Adjustable Rate Index applicable to 30-day AA rated commercial paper.

     1.17 "Board of Directors" means the board of directors of the Company and, as applicable and to the extent permitted by law, any committee of such board of directors authorized to exercise the powers of the board of directors.

     1.18 "BOCP II" means Banc One Capital Partners II, Limited Partnership, a Delaware limited partnership, together with its successors and assigns.

     1.19 "Business Day" means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in the City of Columbus, Ohio.

     1.20 "Capital Stock" of any Person means, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person or partnership interests and any warrants, options or other rights to acquire such stock or interests.

     1.21 "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within 90 days from the date of acquisition, of any domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors Corporation or P-1 or the equivalent thereof by Moody's

     1.22 "CFO Certificate" means, with respect to the Quarterly Financial Statements and the consolidating Annual Financial Statements, a certificate signed by the chief financial officer of the Company stating in effect that such Financial Statements, when delivered, (i) were, to the best of his knowledge, complete and correct in all material respects, (ii) were prepared in accordance with GAAP, and (iii) fairly present the results of operations for the applicable Accounting Period and the financial condition as at the end of such Accounting Period. The CFO Certificate shall be presented in a standard form reasonably satisfactory to the Purchaser.

     1.23 "Change of Control" means (i) an event or series of events by which any Person or Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act), of 50% or more of the Voting Power of the Company, (ii) the Company is merged with or into another corporation with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority of the combined Voting Power of the Person surviving the transaction, or (iii) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or group of Persons.

     1.24  "Class A Common" shall have the meaning set forth in Paragraph C.

     1.25  "Class B Common" shall have the meaning set forth in Paragraph C.

     1.26  "Class A Preferred" shall have the meaning set forth in Paragraph C.

     1.27 "Closing Date" and "Closing Dates" shall have the meanings set forth in Paragraph E.

     1.28 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.29 "Collateral" means the collateral collectively described in the Security Agreement.

     1.30 "Common Stock" means the shares of Class A Common and Class B Common of the Company treated as a single class of stock, at any time outstanding.

     1.31 "Common Stock Purchase Agreement" shall have the meaning set forth in Paragraph G.

     1.32 "Company" means Corinthian Schools, Inc., a Delaware corporation, together with its successors and assigns.

     1.33 "Compensation Committee" means the compensation committee established by the Board of Directors to review and make recommendations as to the compensation of the Management Group.

     1.34 "Compliance Certificate" means, with respect to each Fiscal Year and each Quarter, a certificate signed by the chief financial officer of the Company
(i) stating that no Default has occurred and is continuing, (ii) stating that, to the best of his knowledge, the Company is in compliance with each of the Affirmative Covenants and each of the Negative Covenants, and (iii) setting forth in reasonable detail a computation of each of the Financial Tests as of the end of the applicable Fiscal Year or Quarter. The Compliance Certificate shall be presented in a standard form reasonably satisfactory to the Purchaser.

     1.35 "Convertible Securities" shall have the meaning set forth in the Warrant Certificates.

     1.36 "Current Assets" means, with respect to the Company at any date, the aggregate amount of all assets of the Company that would be classified as current assets, each computed in accordance with GAAP.

     1.37 "Current Liabilities" means, with respect to the Company at any date, the aggregate amount of all liabilities of the Company (including tax and other proper accruals) that would be classified as current liabilities, computed in accordance with GAAP.

     1.38 "Default" means an Event of Default, or an event which with notice, lapse of time or both, as provided for in Section 11 would constitute an Event of Default.

     1.39 "Deferred Payment Note" shall have the meaning set forth in the Asset Purchase Agreement.

     1.40  "Deferred Payment Note Closing" shall have the meaning set forth in
Section 2.1(d)

     1.41 "Deferred Payment Note Closing Date" shall have the meaning set forth in Paragraph E.

     1.42 "Deferred Payment Note Principal Balance" shall have the meaning set forth in Section 2.1(d).

     1.43 "Deferred Payment Note Principal Payment" shall have the meaning set forth in Section 2.1(d).

     1.44 "Disposition" means (i) a merger, consolidation or other business combination in which the Company is the surviving entity and the Company's stockholders receive cash or non-cash consideration in exchange for or in respect of their shares of Capital Stock of the Company or (ii) the sale, lease, conveyance, transfer or other disposition (other than the grant of a security interest) in any single transaction or series of related transactions of all or substantially all of the assets of the Company.

     1.45  "Dividends" in respect of any corporation means:

               (i) Cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and

              (ii) Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such securities.


     1.46 "EBITDA" means, as of any date, the earnings (before extraordinary items, interest income or expense, taxes, depreciation, amortization, other non-cash charges and rents) of the Company for the preceding four (4) Quarters determined in accordance with GAAP (but until four (4) complete Quarters have passed after the Tier I Closing Date, such calculation shall only include the preceding one (1), two (2) or three (3) Quarters, as appropriate and commencing with the Quarter commencing July 1, 1995.

     1.47 "Environmental Laws" means any and all laws, statutes, judgments, ordinances, rules, regulations, orders, determinations, interpretations, or guidance of any governmental authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company and its subsidiaries, if any, is conducting or at any time has conducted business, or where any property of the Company and its subsidiaries, if any, whether leased or owned, is located, or where any hazardous substances generated or disposed of by the Company and its subsidiaries, if any, are located, including, without limitation, the Federal Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended, the Federal Clean Water Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conversion and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, the Oil Pollution Act of 1990, the National Environmental Policy Act, as amended, the Hazardous Materials Transportation Act, as amended, the Atomic Energy Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, and other environmental conservation or protection laws, now existing or hereafter enacted.

     1.48 "ERISA" means the Employee Retirement Security Act of 1974, as amended from time to time.

     1.49 "ERISA Affiliate" means all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with the Company, are treated as a single employer under Section 414 of the Code.

     1.50 "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code maintained or contributed to by the Company or any ERISA Affiliate with respect to which the Company has a fixed or contingent liability.

     1.51  "Event of Default" shall have the meaning set forth in Section 11.

     1.52 "Excess Compensation" means compensation paid to the Management Group in any twelve month period to the extent in excess of Base Compensation for such period.

     1.53 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and

     1.54 "Financial Statements" means the Annual Financial Statements and Quarterly Financial Statements of the Company.

     1.55 "Financial Tests" means the financial tests with respect to the Company set forth in Section 10, which tests are based upon the Annual and Quarterly Financial Statements and determined as of the end of each Fiscal Year and Quarter.

     1.56 "Fiscal Year" means each year ended on June 30, or other fiscal year of the Company adopted in the manner provided for in this Agreement. Each Fiscal Year consists of four Quarters.

     1.57 "Fixed Charges" means, as of any date, interest expense, principal payments, taxes and rent expense (including payments under any operating leases) for the preceding four (4) Quarters (but until four (4) complete Quarters have passed after the Tier I Closing Date, such calculations shall only include the preceding one (1), two (2) or three (3) Quarters, as appropriate and commencing with the Quarter commencing July 1, 1995.

     1.58 "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

     1.59 "Headquarters Assets" shall have the meaning set forth in the Asset Purchase Agreement.

     1.60 "Indebtedness" means with respect to the Company, as of any date of determination, the sum (without duplication) at such date of (i) all indebtedness of the Company for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, reflected on the most recent Financial Statements, (ii) all obligations of the Company under any financing lease, (iii) all obligations of the Company in respect of letters of credit, acceptances, or similar obligations issued or created for the account of the Company, (iv) all guaranty obligations of the Company, and (v) all liabilities secured by any lien on any property owned by the Company, whether or not the Company has assumed or otherwise become liable for the payment thereof.

     1.61 "Initial Public Offering" means the first offer and sale to the public by the Company or any holders of shares of any class of its Capital Stock, pursuant to a registration statement that has been declared effective by the SEC; provided, however, that the gross proceeds of the shares issued and sold by the Company are at least $10,000,000.

     1.62  "Interest Rate" shall have the meaning set forth in Section 2.2(b).

     1.63 "Investment" means any loan, advance or capital contribution to, or investment in, or purchase or otherwise acquisition of any Capital Stock, securities or evidences of Indebtedness of any Person.

     1.64 "Key Man Policies" shall have the meaning set forth in Section 4. 1(d)(vii).

     1.65 "Lead Bank Data" shall have the meaning set forth in the Asset Purchase Agreement.

     1.66 "Lender Reports" means, without duplication of statements, certificates, notices or reports furnished to the Purchasers pursuant to Section
7.1 of this Agreement, copies of all financial statements, certificates, notices, reports or other information furnished to any bank, financial institution or note purchaser pursuant to the requirements of any loan or note purchase or similar agreement with respect to any material Indebtedness of the Company.

     1.67 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

     1.68 "Management Group" means collectively, David G. Moore, Paul St. Pierre, Frank J. McCord, Dennis L. Devereux and Lloyd W. Holland.

     1.69 "Management Letters" means any letter or report furnished by the Accountants to management of the Company in connection with any Audit or otherwise describing findings or recommendations with respect to the accounting or management practices or procedures of the Company and, including, all reports submitted to the Company by the Accountant in connection with any interim or special audit made by the Accountant.

     1.70  "Maturity Date" means with respect to the Notes, June 30, 2000.

     1.71 "Minutes" means all minutes, minutes of written action or reports (including schedules and exhibits thereto) of a shareholder's meeting or actions and all meetings of actions of the board of directors or any committee thereof or appointed thereby of the Company or any subsidiary.

     1.72  "Month" means a calendar month.

     1.73 "Monthly Financial Statements" means, with respect to each Month, the consolidated Accounting Statements of the Company with respect to such Month, which Accounting Statements shall be prepared and presented in the manner customary for purposes of dissemination for management of the Company.

      1.74  "Negative Covenants" means the covenants of the Company set forth in
Section 9.

      1.75 "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more other entities in a transaction in which the Company is not the surviving entity.

      1.76 "Notes" means $2,000,000 aggregate principal amount Subordinated Secured Notes issued and sold by the Company to BOCP II and the $500,000 aggregate principal amount of Subordinated Senior Notes issued and sold to Primus, pursuant to this Agreement, each due June 30, 2000 and "Note" means any one of such Notes. The Notes are in the form of Exhibit A.

      1.77 "Obligations" means (i) all amounts owed by the Company to the Purchasers evidenced by the Notes, and (ii) all other present and future indebtedness and obligations of the Company to the Purchasers however created, arising or evidenced, direct or indirect, absolute or contingent, due or to become due, now or hereafter existing (other than under the Warrant Certificates or the Purchased Capital Stock).

      1.78 "Outstanding Common Stock" means, as of any date, all shares of Common Stock then outstanding plus the maximum number of shares of Common Stock issuable in respect of Convertible Securities and options and warrants to purchase shares of Common Stock or Convertible Securities outstanding on such date (whether or not the rights to convert, exchange or exercise thereunder are presently exercisable), including the maximum number of shares issuable under the Warrants; provided that the maximum number of shares of Common Stock issuable in respect of Convertible Securities and options and warrants to purchase shares of Common Stock or Convertible Securities outstanding on such date shall be adjusted in accordance with the "treasury stock" method determined under generally accepted accounting principles pursuant to Accounting Principles Board Opinion 15.

      1.79 "Parties" means the Company and the Purchasers collectively, and "Party" means any one of the Parties.

      1.80  "Permitted Liens" means Liens securing Senior Indebtedness.

      1.81 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of equity.

      1.82 "Primus" means Primus Capital Fund III Limited Partnership, an Ohio limited partnership, together with its successors and assigns.

      1.83 "Purchase Shares" shall have the meaning set forth in the Warrant Certificate.

      1.84 "Purchased Assets" shall have the meaning set forth in the Asset Purchase Agreement.

      1.85 "Purchased Capital Stock" shall have the meaning set forth in Paragraph C.

      1.86  "Purchasers" means BOCP II and Primus.

      1.87 "Put Option" means the option of the holders of the Warrants to require the Company to purchase all of the Warrants, Warrant Shares and certain other shares of Common Stock owned by such holder upon the exercise of such option as provided for in the Warrant Certificates.

      1.88 "Quarter" means each quarter annual period of the Fiscal Year. Each Quarter consists of three Months.

      1.89 "Quarterly Financial Statements" means, with respect to each Quarter, the consolidated Accounting Statements of the Company with respect to such Quarter and the current Fiscal Year to date, presented with corresponding Accounting Statements for the same Quarter and Fiscal Year to date period for the preceding Fiscal Year, which Accounting Statements shall be prepared in accordance with GAAP (subject to applicable year end adjustments) and presented in reasonable detail (but omitting footnotes that would substantially duplicate footnotes contained in the most recent Annual Financial Statements).

      1.90 "Related Documents" means the Security Agreement and the Warrant Certificates.

      1.91 "Responsible Officer" means the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration of its controllership function.

      1.92  "Restricted Payments" means any of the following:

              (i)   any dividend on any class of the Company's Capital Stock;

             (ii) any other distribution on account of any class of the Company's Capital Stock;


            (iii) any redemption, purchase or other acquisition, direct or indirect, of any shares of the of the Company's Capital Stock;

             (iv)   any Excess Compensation; and

              (v) any management, consulting and other fees paid to any Person which owns, or is an Affiliate of a Person which owns, capital stock of the Company.

Notwithstanding the foregoing, Restricted Payments shall not include (A)
                                                         ---
dividends paid, or distributions made, in Capital Stock of the Company; or (B) exchanges of Capital Stock of the Company for another class of Capital Stock of the Company, except to the extent that cash or other non-stock value is involved in such exchange.

      1.93  "Schools" shall have the meaning set forth in Paragraph A.

      1.94 "SEC" means the United States Securities and Exchange Commission (or any governmental body or agency succeeding to its functions).

      1.95 "Securities Act" means the Securities Act of 1933, as amended, and any successor law.

      1.96 "Security Agreement" means the Security Agreement, dated as of the date hereof among the Company, the Senior Lender and the Purchasers, as modified, amended or restated from time to time, together with any other agreements securing the payment of the obligations evidenced by the Senior Loans and the Notes or under Senior Credit Agreement or this Agreement.

      1.97 "Security Reports" means all financial statements, proxy statements, notices and reports furnished to the shareholders or securities holders of the Company and all registration statements and reports (including reports on Forms 10-K, 10-Q and 8-K) filed with the SEC.

      1.98 "Seller" means National Education Centers, Inc., a California Corporation, together with its successors and assigns.

      1.99 "Senior Credit Agreement" shall have the meaning set forth in Paragraph D, and including all extensions, renewals and refinancings thereof.

      1.100 "Senior Lender" means BOCP II, in its capacity as lender under the Senior Credit Agreement, together with its successors and assigns in such capacity.

      1.101 "Senior Loans" shall have the meaning specified in Paragraph D, including all extensions, renewals and refinancings thereof.

      1.102 "Senior Indebtedness" means the Senior Loans, and Indebtedness incurred pursuant to the terms of any agreement (other than the Senior Credit Agreement) between the Company and any bank or financial institution providing for revolving credit loans secured by the Collateral; provided, that any such other agreement shall have been consented to by the Purchasers, which consent shall not be unreasonably withheld, and the lender with respect thereto shall have been granted a first perfected security interest in the Collateral on terms substantially equivalent to those set forth in the Security Agreement.

      1.103 "Stock Purchase Agreement" shall have the meaning specified in Paragraph C.

      1.104 "Subordinated Debt" means Indebtedness of the Company which is subordinated, in a manner satisfactory to and approved in writing by the Purchasers, to the Indebtedness of the Company evidenced by the Notes.

      1.105 "Subordinated Security Agreement" shall have the meaning set forth in Section 4.2(d).

      1.106 "Subsidiary" means any corporation, all of the stock of every class of which, except directors' qualifying shares, shall at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

      1.107 "Tier I Closing" shall have the meaning set forth in Paragraph B.

      1.108 "Tier I Closing Date" shall have the meaning set forth in Paragraph
E.

      1.109 "Tier II Closing" shall have the meaning set forth in Paragraph B.

      1.110 "Tier II Closing Date" shall have the meaning set forth in Paragraph E.

      1.111 "Tier III Closing" shall have the meaning set forth in Paragraph B.

      1.112 "Tier III Closing Date" shall have the meaning set forth in Paragraph E.

      1.113 "Tier II Principal Balance" shall have the meaning set forth in
Section 2.1(b).

      1.114 "Tier III Principal Balance" shall have the meaning set forth in Section 2.1(c).

      1.115 "Tier I Schools" shall have the meaning set forth in the Asset Purchase Agreement.

      1.116 "Tier II Schools" shall have the meaning set forth in the Asset Purchase Agreement.

      1.117 "Tier III Schools" shall have the meaning set forth in the Asset Purchase Agreement.

      1.118 "Total Liabilities" of any Person shall mean, as of any date, all amounts which would be included as liabilities on a balance sheet of such Person as of such date prepared in accordance with GAAP.

      1.119 "Transfer" means, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

      1.120 "Trigger Event" means any of the following events: (i) an Initial Public Offering; (ii) a Change of Control; (iii) a Disposition; or (iv) a Non-Surviving Combination.

      1.121 "UCC" means the Uniform Commercial Code as in effect in the State of Ohio.

      1.122 "Voting Power" means with respect to any corporation the power to vote for or designate members of the board of directors of such corporation, whether exercised by virtue of the record ownership of stock, under a close corporation or similar agreement or under an irrevocable proxy.

          "Tier II School" shall have the meaning set forth in the Asset
Purchase

          "Tier III School" shall have the meaning set forth in the Asset
Purchase

     1.123 "Warrant Certificates" means the certificates issued by the Company to the Purchasers evidencing the Warrants.

     1.124 "Warrant Shares" means the shares of Class A Stock of the Company issuable to Primus and the shares of Class B Stock of the Company issuable to BOCP II upon exercise of the Warrants, together with other shares of Common Stock or Convertible Securities purchased or acquired as provided for in the Warrant Certificates.

     1.125 "Warrants" means the warrants to purchase an aggregate of 1,250 shares of Class A Common issued and sold to Primus by the Company and 5,000 shares of Class B Common issued and sold to BOCP II by the Company pursuant to this Agreement. The Warrants are evidenced by Warrant Certificates.

     Section 2.  Purchase and Sale of the Notes.

     Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to BOCP II and BOCP II shall purchase from the Company Notes in the aggregate principal amount of $2,000,000, for a purchase price of $2,000,000 and the Company shall issue and sell to Primus and Primus shall purchase from Company Notes in the aggregate principal amount of $500,000, for a purchase price of $500,000. Such purchases and sales shall be consummated on the Closing Dates as provided for in this Agreement, and on each such date the Purchasers shall make payment of the purchase price of the Notes being purchased by wire transfer to an account designated by the Company. BOCP II and Primus shall be obligated to purchase 80% and 20%, respectively, of the principal amount of any Notes being sold by the Company and purchased by the Purchasers on a Closing Date.

2.1  Closings

     The Purchasers shall be obligated to purchase Notes at such time or times and in such amounts as hereinafter provided to provide funds to the Company to pay a portion of the cash consideration for the Purchased Assets or to pay a portion of the principal balance of the Deferred Payment Note, if any, pursuant to the terms of the Asset Purchase Agreement.

     (a) Tier I Closing. The Purchasers shall have no obligation to purchase any Notes in connection with the Tier I Closing since the entire cash consideration payable at the Tier I Closing will be provided from the proceeds of the issuance and sale of the Purchased Capital Stock to the Purchasers pursuant to the terms of the Stock Purchase Agreement.

     (1)) Tier II Closing. In connection with the Tier II Closing, the Company shall sell to the Purchasers and the Purchasers shall purchase from the Company Notes in the aggregate principal amount equal to $2,125,000 less the Tier I Deferred Amount (as defined in the Asset Purchase Agreement) (the "Tier II Principal Balance").

     (c) Tier III Closing. In connection with the Tier III Closing, the Company shall sell to the Purchasers and the Purchasers shall purchase from the Company Notes in the aggregate principal amount equal to $375,000 (i) plus the Tier I Deferred Amount, (ii) minus the Tier II Deferred Amount (as defined in the Asset Purchase Agreement) (the "Tier

           (d) Deferred Payment Note Closing. On any date on which the payment
               -----------------------------
of all or part of the principal amount, if any, of the Deferred Payment Note is due (a "Deferred Payment Note Closing"), the Company shall sell to the Purchasers and the Purchasers shall purchase from the Company Notes in the aggregate principal amount equal to the principal amount of, and accrued interest on, the Deferred Payment Note then due (the "Deferred Payment Note Principal Payment") but in no event shall the aggregate of all Notes purchased hereunder to make Deferred Payment Note Principal Payments exceed (i) $2,500,000
(ii) minus the sum of (a) the Tier II Principal Balance, and (b) the Tier III Principal Balance (the "Deferred Payment Note Principal Balance").

      2.2  TERMS OF THE NOTES

      The Notes shall include the following terms and shall be substantially in the form of Exhibit A.

           (a) Term. The Notes shall be dated the date of this Agreement and
               ----
shall be due and payable in full on or before the Maturity Date.

           (b) Interest Rate. The Notes shall accrue interest (computed on the
               -------------
basis of the actual number of days elapsed over a 360 day year with daily compounding) on the unpaid principal balance thereof at a floating rate per annum equal to the Base Rate in effect from time to time plus a fixed spread determined as of the Tier II Closing Date equal to a percentage which when added to the Base Rate as of the Tier II Closing Date will equal 12%, compounded daily ("Interest Rate"). The spread so determined shall remain fixed throughout the term of this Agreement. The Interest Rate shall reset weekly and shall not be less than 10% per annum nor more than the lesser of 14% per annum or the maximum permitted by law.

           (c) Interest Payment Dates. Interest on each Note shall be payable
               ----------------------
monthly in arrears on the last Business Day of each Month commencing on the last Business Day of the Month immediately succeeding the month in which such Note was issued.

           (d) Principal  Payments. The unpaid principal amount of the Notes
               -------------------
shall be due and payable in a single installment on the Maturity Date.

           (e) Prepayments. The Notes may be prepaid in whole or in part in
               -----------
amounts of not less than $100,000. Each prepayment of principal shall be accompanied by the payment of all accrued but unpaid interest through the date of prepayment.

           (f) Subordination. The Notes will be subordinated, with respect to
               -------------
the Collateral, to all Senior Indebtedness of the Company outstanding or incurred in a manner permitted by this Agreement and, specifically, shall be subordinated to the Senior Loans, including all renewals, extensions, continuations and refinancings thereof.

           (g) Payments. All payments or prepayments to be made by the Company,
               --------
with respect to principal or interest on the Notes shall be due at 1:30 p.m. Columbus, Ohio time on the day when due and shall be made to the Purchasers in federal funds or other immediately available lawful money of the United States of America. Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the Business Day preceding the due date.

           (h) Security. As security for the payment of the Notes and for the
               --------
performance of, and compliance with all of the terms, covenants, conditions and stipulations and agreements contained in this Agreement and in the Notes, the Company, by the Security Agreement and by other instruments, including UCC financing statements, shall, as provided in the Security Agreement, assign and grant to the Purchasers a perfected security interest in all assets of the Company, whether now owned or hereafter acquired, which shall be second in priority solely to the first perfected security interest in the Collateral granted to the Senior Lender pursuant to the terms of the Security Agreement or any replacement agreement arising in connection with a refinancing of the Senior Loans.

           (i) Financing Fee. As additional consideration for the purchase of
               -------------
the Notes, the Company shall pay to BOCP II a financing fee of $40,000 and to Primus Venture Partners Limited Partnership.


    SECTION 3. ISSUANCE OF WARRANTS.

    Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to Primus and Primus shall purchase from Company for a purchase price of $100 Warrants to purchase 1,250 shares of Class A Common, and the Company shall issue and sell to BOCP II and BOCP II shall purchase from the Company for a purchase price of $100 Warrants to purchase 5,000 shares of Class B Common, which shares collectively represent, as of the date hereof, in the aggregate 5% of the Outstanding Common Stock, of the Company, after giving effect to the issuance of such Warrant Shares. Such sales and purchases shall be consummated on the Tier I Closing Date as provided for in this Agreement. The terms and conditions of exercise of such Warrants, including the time of exercise, the number of Warrant Shares which may be purchased upon exercise shall be as provided in the Warrant Certificates.

    SECTION 4. CONDITIONS TO CLOSINGS.

    The obligations of the Purchasers to purchase the Notes and the Warrants on each Closing Date is subject to the fulfillment of the conditions precedent for each such Closing Date as hereinafter set forth.

    4.1  PURCHASE OF WARRANTS ON TIER I CLOSING DATE

    The obligations of the Purchasers to purchase the Warrants on the Tier I Closing Date is subject to the fulfillment, in a manner reasonably satisfactory to the Purchasers and their counsel, of each of the following conditions precedent.

           (a)   No Event of Default. No Event of Default or event which with
                 -------------------
notice, lapse of time or both would constitute an Event of Default has occurred.

           (b)   Representations and Warranties. Each of the representations and
                 ------------------------------
warranties of the Company set forth in this Agreement and the Security Agreement shall be true and correct in all material respects as of the Tier I Closing Date.

           (c)   Senior Credit Agreement. The Senior Credit Agreement shall have
                 -----------------------
been duly executed and delivered by the Company and the Senior Lender, shall be in full force and effect, and no event of default under such agreement or event which with notice, lapse of time or both would constitute an event of default under such agreement shall have occurred thereunder.

           (d)   Execution and Delivery of Documents. Each of the following
                 -----------------------------------
documents, in form and substance reasonably satisfactory to the Purchasers and their counsel, shall have been duly executed and delivered:

              (i) Warrant Certificates for the purchase of 1,250 Warrant Shares issued in the name of Primus and 5,000 Warrant Shares issued in the name of BOCP II;

             (ii)     Security Agreement;

            (iii)     Senior Credit Agreement;

             (iv) Certified copies of the corporate resolutions of the Company authorizing the execution, delivery and performance of its obligations under this Agreement, the Notes, the Related Documents and any other documents to be delivered pursuant to this Agreement;

              (v) Certified copies of the Company's Certificate of Incorporation, including any and all amendments thereto, and a certified copy of the bylaws of the Company as in effect on the Tier I Closing Date;

             (vi) A certificate of the Secretary of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the Notes, the Warrant Certificates, the Related Documents and any other documents or certificates to be delivered pursuant to this Agreement by the Company, together with the true signatures of such officers;

            (vii) Evidence of the issuance to the Company of a key man life insurance policy in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) on the life of David G. Moore, and One Million Dollars ($1,000,000) on the life of Paul St.

                      Pierre, naming the Company as the sole beneficiary ("Key Man Policies");

              (viii) Evidence satisfactory to the Purchasers of the consummation of the purchase of the Purchased Capital Stock pursuant to the terms of the Stock Purchase Agreement;

              (ix) Payment of the closing fees of $40,000 and $10,000 shall have been made to BOCP II and Primus Venture Partners Limited Partnership, respectively;

              (x) An opinion of counsel for the Company, addressed to the Purchasers, in form and substance satisfactory to the Purchasers and their counsel; and

              (xi) Such other opinions, certificates, affidavits, documents and filings, including any and all UCC filings, as the Purchasers may deem reasonably necessary or appropriate.

           (e) Asset Purchase Agreement. The Asset Purchase Agreement shall be
               ------------------------
in full force and effect as of the Tier I Closing Date and shall not have been amended or modified. The conditions precedent to the obligations of the Company to complete the purchase of the Purchased Assets pursuant to the terms of the Asset Purchase Agreement shall have been satisfied in full (without reliance on any waiver by the Company) and the Tier I Closing shall have been consummated in accordance with the terms of the Asset Purchase Agreement. The Seller shall not have any right under the Asset Purchase Agreement to terminate, and shall not have terminated, the Company's right to purchase or manage any of the Schools.

      4.2  PURCHASE OF NOTES ON TIER II CLOSING DATE

      The obligations of the Purchasers to purchase Notes on the Tier II Closing Date in the aggregate principal amount equal to the Tier II Principal Balance is subject to the fulfillment, in a manner reasonably satisfactory to the Purchasers and their counsel, of each of the following conditions precedent.

           (a) No Event of Default. No Event of Default or event which with
               -------------------
notice, lapse of time or both would constitute an Event of Default has occurred.

           (b) Representations and Warranties. Each of the representations and
               ------------------------------
warranties of the Company set forth in this Agreement and the Security Agreement shall be true and correct in all material respects as of the Tier II Closing Date.

           (c) Execution and Delivery of Notes. Notes in the aggregate principal
               -------------------------------
amount equal to the Tier II Principal Balance shall have been duly executed and delivered to the Purchasers.

           (d) Execution and Delivery of Subordinated Security Agreement. The
               ---------------------------------------------------------
Company shall have executed and delivered a subordinated security agreement in the form attached to the Asset Purchase Agreement (the "Subordinated Security Agreement") as security for the performance of the Company's obligations under the Asset Purchase Agreement including payment of all principal and interest on the Deferred Payment Note. The security interest in the Purchased Assets granted to the Seller pursuant to the terms of the Subordinated Security interest shall be subordinate to the security interest of the Lender and the Purchasers in the Collateral granted pursuant to the terms of the Security Agreement.

           (e) Acquisition Transaction. The Asset Purchase Agreement shall be in
               -----------------------
full force and effect as of the Tier II Closing Date and shall not have been amended or modified. The Tier II Closing shall have been consummated in accordance with the terms of the Asset Purchase Agreement. The Seller shall not have any right under the Asset Purchase Agreement to terminate, and shall not have terminated, the Company's right to purchase or manage any of the Schools.

     4.3   PURCHASE OF NOTES ON TIER III CLOSING DATE

     The obligations of the Purchasers to purchase Notes on the Tier III Closing Date in the aggregate principal amount equal to the Tier III Principal Balance is subject to the fulfillment, in a manner reasonably satisfactory to the Purchasers and their counsel, of each of the following conditions precedent.

           (a)  No Event of Default. No Event of Default or event which with
                -------------------
notice, lapse of time or both would constitute an Event of Default has occurred.

           (b)  Representations and Warranties. Each of the representations and
                ------------------------------
warranties of the Company set forth in this Agreement and the Security Agreement shall be true and correct in all material respects as of the Tier III Closing Date.

           (c)  Execution and Delivery of Notes. Notes in the aggregate
                -------------------------------
principal amount equal to the Tier III Principal Balance shall have been duly executed and delivered to the Purchasers.

           (d)  Acquisition Transaction. The Asset Purchase Agreement shall be
                -----------------------
in full force and effect as of the Tier III Closing Date and shall not have been amended or modified. The Tier III Closing shall have been consummated in accordance with the terms of the Asset Purchase Agreement. The Seller shall not have any right under the Asset Purchase Agreement to terminate, and shall not have terminated, the Company's right to purchase or manage any of the Schools.

     4.4   PURCHASE OF NOTES ON A DEFERRED PAYMENT NOTE CLOSING DATE

     The obligations of the Purchasers to purchase Notes on a Deferred Payment Note Closing Date in the aggregate principal amount equal to the Deferred Payment Note Principal Payment is subject to the fulfillment in a manner reasonably satisfactory to the Purchasers and their counsel, of each of the following conditions precedent.

           (a)   No Event of Default. No Event of Default or event which with
                 -------------------
notice, lapse of time or both would constitute an Event of Default has occurred.

           (b)   Representations and Warranties. Each of the representations and
                 ------------------------------
warranties of the Company set forth in this Agreement and the Security Agreement shall be true and correct in all material respects as of the Deferred Payment Note Closing Date.

           (c)   Execution and Delivery of Notes. Notes in the aggregate
                 -------------------------------
principal amount equal to the Deferred Payment Note Principal Payment shall have been duly executed and delivered to the Purchasers.

           (d)   Acquisition Transaction. The Asset Purchase Agreement shall be
                 -----------------------
in full force and effect as of the Deferred Payment Note Closing Date and shall not have been amended or modified. The Seller shall not have any right to terminate, and shall not have terminated, the Company's right to purchase or manage the Schools.

           (e)   Release of Security Interest in Purchased Assets. In the event
                 ------------------------------------------------
that, after giving effect to any Deferred Payment Note Principal Payment the principal balance of the Deferred Payment Note is zero, the Company shall have delivered to the Purchasers evidence satisfactory to them that the Seller's security interest in the Purchased Assets granted pursuant to the terms of the Subordinated Security Agreement has been released.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES OF COMPANY.

     The representations and warranties of the Company set forth in this Section 5 shall survive the purchase and sale of the Notes and Warrants, and any investigation made by the Purchasers shall not diminish the right of the Purchasers to rely upon such representations and warranties. The Company represents and warrants to the Purchasers as follows.

           (a)   Organization. The Company is a corporation duly organized and
                 ------------
validly existing under the laws of the state of its incorporation and the execution, delivery and performance of this Agreement, each of the Related Documents and of any instrument or agreement required by this Agreement and each of the Related Documents are within the Company's powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw or other organizational documents of the Company.

           (b)   Subsidiaries. Immediately after the date of Closing, the
                 ------------
Company will not have any subsidiaries or own any Capital Stock, partnership interest, membership interest or other equity interest in or of any other entity.

           (c)   Good  Standing. The Company is properly licensed and in good
                 --------------
standing in each state in which the Company is doing business and the Company has qualified under, and complied with, where required, the fictitious name statute of each state in which the Company is doing business and where the failure to do so would have a material adverse affect on the Company's financial condition or operations.

           (d) Information Submitted. Any audited consolidated Annual Financial
               ---------------------
Statements and unaudited Quarterly Financial Statements of the Company submitted by the Company to the Purchasers have been prepared in accordance with GAAP consistently applied, are true and correct in all material respects and are complete insofar as may be necessary to give the Purchasers a true and accurate knowledge of the subject matter thereof.

           (e) No Material Adverse Change. There has been no material adverse
               --------------------------
change in the consolidated financial condition of Company since the later of (i) May 31, 1995, and (ii) date of the most recent Financial Statements submitted to the Purchasers.

           (f) Disclosure. Neither this Agreement nor any other document,
               ----------
opinion, Accounting Statement, certificate or statement by an officer of the Company furnished or made by or on behalf of the Company in connection with the transactions contemplated in this Agreement, including Acquisition Transaction, contains any untrue statement of a material fact or omits to a state a material fact necessary in order to make the statements contained therein not misleading. There is no fact peculiar to the Company which materially and adversely affects or in the future may (so far as the Company can reasonably foresee) materially and adversely affects the business, property or assets or financial condition of the Company which has not been disclosed to the Purchasers in this Agreement or in other documents, opinion, Accounting Statements, certificates or statements furnished to or made by or on behalf of the Company to the Purchasers in connection with the transactions contemplated by this Agreement.

           (g) No Conflicts. The execution, delivery and performance of this
               ------------
Agreement, the Related Documents and any other instrument or agreement required by this Agreement are not in conflict with any law or any material indenture, agreement or undertaking to which the Company is a party or by which the Company is bound or affected.

           (h) Enforceability. This Agreement is a legal, valid and binding
               --------------
agreement of the Company, enforceable against the Company in accordance with its terms and each Related Document, and any instrument or agreement required under this Agreement, when executed and delivered, will be similarly legal, valid, binding and enforceable in accordance with their respective terms, except, in either case, as enforcement thereof may be affected by bankruptcy, moratorium, insolvency or similar laws affecting creditors' rights generally or by the application by a court of equitable principles.

           (i) Ownership of Collateral. All Collateral is owned by the Company
               -----------------------
free and clear of all security interests, liens, encumbrances and rights of others except for the rights of the Senior Lender and the Purchasers under the Security Agreement, the rights of the Seller under the Subordinated Security Agreement and those consented to in writing by the Senior Lender and the Purchasers.

           (j) Perfected Security Interest in Collateral. Except for the filing
               -----------------------------------------
of financing statements with respect to the Collateral and the delivery to the Purchasers of any Collateral as to which possession is the only method of perfecting a security interest therein, no further action is necessary in order to establish and perfect the Purchasers' lien on or perfected security interest in the Collateral, which lien shall be second only to the lien of the Senior Lender.

           (k)   Compliance with Laws. To the best of the knowledge of the
                 --------------------
Company, the Company has complied with all federal, state and local laws, rules and regulations affecting the business of the Company.

           (l)   Environmental Compliance. The Company and all of its properties
                 ------------------------
and facilities have, at all time and in all respects, complied with all Environmental Laws, except where the failure to comply would not have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company, assuming all such instances of noncompliance were brought to the attention of appropriate governmental authorities.

           (m)   Labor and Employee Relations Matters.
                 ------------------------------------

              (i) The Company is not and does not expect to be the subject of any union organizing activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Company, threatened to be called against the Company; and the Company has not violated any applicable federal or state law or regulation relating to labor or labor practices.

              (ii) No present or former employees of the Company have advanced claims in writing against the Company (whether under any foreign, federal, state or common law, through a government agency, under an employment agreement, collective bargaining agreement, personal service or independent contractor agreement or otherwise) that are currently pending for (a) overtime pay, other than overtime pay for the current payroll period; (b) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period); (c) vacations, time off (including, without limitation, potential sick leave) or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current Fiscal Year; (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; (e) discrimination against employees on any basis; (f) unlawful employment or termination practices; (g) unfair labor practices or alleged violations of collective bargaining agreements; (h) any violation of occupational safety and/or health standards; (i) benefits under any employee plans or compensation arrangement; and (j) breach of any employment, personal service or independent contractor agreement, except any such claims which, in the aggregate, do not exceed $100,000.

               (iii) There is not pending against the Company or, to the knowledge of the Company threatened, any labor dispute, strike or work stoppage that does or may materially affect or materially interfere with the Company's operations.

               (iv) There is not pending or, to the knowledge of the Company threatened, any charge or complaint against the Company by or before the National Labor Relations Board, any representative thereof, or any comparable foreign or state agency or authority.

               (v) All collective bargaining agreements to which the Company is a party have been furnished to the Purchaser hereto.


           (n)   No Event of Default. No event has occurred and is continuing or
                 -------------------
would result from the transactions described in this Agreement which constitutes or would constitute an Event of Default or which, upon a lapse of time or notice or both, would become an Event of Default.

           (o)   Litigation. There is no litigation, tax claim, proceeding or
                 ----------
dispute pending, or, to the knowledge of the Company threatened, against or affecting the Company or its property, the adverse determination of which will have a material adverse affect the Company's financial condition or operation or impair the Company's ability to perform its obligations hereunder or under any instrument or agreement required hereunder.

           (p)   Taxes. All tax returns required to be filed by the Company in
                 -----
any jurisdiction have been filed or extended and all taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of the Company. The Company has no knowledge of any proposed tax assessment against the Company.

           (q)   Securities Act. The Company has not issued any unregistered
                 --------------
securities in violation of the registration requirements of the Securities Act, any applicable state securities law, or of any other requirement of law, and is not violating any rule, regulation, or requirement under the Securities Act or the Securities and Exchange Act. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

           (r)   Indebtedness. Immediately after the date of Closing, the
                 ------------
Company will not have any outstanding Indebtedness other than the Notes, the Senior Loans, accounts payable and other indebtedness incurred in the ordinary course of business.

           (s)   ERISA Plan. The Company has no ERISA Affiliates and does not
                 ----------
currently maintain, contribute to, have any requirements to contribute to or have any liability, whether absolute or contingent, with respect to any ERISA Plan.

      SECTION 6.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

      The representations and warranties of the Purchasers set forth in this
Section 6 shall survive the purchase and sale of the Notes and Warrants, and any investigation made by the Company shall not diminish the right of the Company to rely upon such representations and warranties. The Purchasers represent and warrant to the Company as follows.

             (a)    Organization. Each Purchaser represents and warrants that it
                    ------------
is a limited partnership duly organized and validly existing under the laws of the state of its formation and the execution, delivery and performance of this Agreement, each of the Related Documents and of any instrument or agreement required by this Agreement, or each of the Related Documents are within its powers, have been duly authorized, and are not in conflict with the terms of any provision of its partnership agreement or other organizational papers.

             (b)    No Conflicts. The execution, delivery and performance of
                    ------------
this Agreement, the Related Documents and any other instrument or agreement required by this Agreement are not in conflict with any law or of any material indenture, agreement or undertaking to which either Purchaser is a party or by which either Purchaser is bound or affected.

             (c)    Enforceability. This Agreement is a legal, valid and binding
                    --------------
agreement of each Purchaser, enforceable against each Purchaser in accordance with its terms, the Related Documents and any other instrument or agreement required under this Agreement, when executed or delivered, will be legal, valid, binding and enforceable.

             (d)    Authorization and Consents. No approval, consent,
                    --------------------------
compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other Person pursuant to applicable law, and no lapse of the waiting period under the applicable law, is necessary or required in connection with the execution, delivery and performance by each Purchaser or enforcement against each Purchaser of this Agreement or the transactions contemplated hereby.

             (e)    Experience. Each Purchaser is an accredited investor within
                    ----------
the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has substantial experience in evaluating and investing in securities of companies similar to the Company and has made investments of securities other than those of the Company. Each Purchaser acknowledges that by reason of its business or financial experience and financial condition, it has the ability to analyze and bear the entire risk of its investment pursuant to this Agreement.

             (f)    Investment Intent. Each Purchaser is acquiring its Notes,
                    -----------------
Warrant Certificate and Warrant Shares for investment for its own account, not as a nominee or agent and not with a view to, or for resale in connection with, any distribution thereof. Each Purchaser understands that the issuance and sale of such securities purchased by it hereunder (and the issuance to each Purchaser of Warrant Shares upon the conversion of the Warrant Certificate) have not been, and will not be, subject to a registration statement filed under the Securities Act or any applicable state securities law by reason of a specific exemption from the registration provisions of the Securities Act and such state securities laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser's representation as expressed herein.

             (g)    Rule 144. Each Purchaser acknowledges that the securities
                    --------
which could be acquired hereunder are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions including, without limitation, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for any security to be sold, the sale being effected through a "broker's transaction" or a transaction directly with a "market maker" as provided by Rule 144(f), and the number of securities being sold during any three-month period not exceeding specified limitations.

             (h)    No Public Market. Each Purchaser understands that no public
                    ----------------
market now exists for any of the securities to be purchased by it hereunder and that the Company has given no assurance that a public market will ever exist for any of the Company's securities.

             (i)    Knowledge of Offer. Each Purchaser is aware of and has
                    ------------------
investigated the Company's business, management and financial condition, has had the opportunity to inspect the Company's facilities and has had access to such other information about the Company as each Purchaser has deemed necessary and desirable to reach an informed and knowledgeable decision to acquire the securities to be purchased by it hereunder. The purchase of such securities is not a result of an advertisement of an offering in connection with the sale of such securities.

      SECTION 7.    FINANCIAL REPORTING.

      The obligations and covenants of the Company set forth in this Section 7 shall terminate upon the later to occur of (i) the exercise of both of the Put Options (as defined in the Warrant Certificates), and (ii) the date upon which the Purchasers are no longer the holder of any Notes, Warrants, Warrant Shares or Purchase Shares.

      7.1     FINANCIAL REPORTS.

      The Company shall deliver, or shall cause to be delivered to the Purchasers the following financial reports within the applicable time periods specified in this Section.

             (a)    Annual Financial Statements. The Annual Financial Statements
                    ---------------------------
shall be delivered within ninety (90) days after the end of each Fiscal Year, and shall be accompanied by the applicable Audit Report, Accountant's Statement, CFO Certificate and Compliance Certificate.

             (b)    Quarterly Financial Statements. The Quarterly Financial
                    ------------------------------
Statements shall be delivered within forty-five (45) days after the end of each Quarter (other than the fourth

Quarter) of each Fiscal Year, and shall be accompanied by the applicable CFO Certificate and Compliance Certificate.

           (c)   Monthly Financial Statements. The Monthly Financial Statements
                 ----------------------------
shall be delivered promptly upon their dissemination to management of the Company.

           (d)   Projected Financial Statements. The projected Financial
                 ------------------------------
Statements with respect to each succeeding Fiscal Year shall be delivered with sixty (60) days after the end of the preceding Fiscal Year.

           (e)   Securities Reports. Any Securities Reports shall be delivered
                 ------------------
promptly upon their delivery to shareholders, securities holders or the SEC.

           (f)   Lender Reports. Any Lender Reports shall be delivered promptly
                 --------------
upon their delivery to any lender or note holder.

           (g)   Management Letters.  Any Management Letters shall be delivered
                 ------------------
promptly after receipt thereof.

           (h)   Minutes. Any Minutes shall be delivered promptly upon the
                 -------
recording of such Minutes in the records of the Company.

      Notwithstanding the foregoing provisions, so long as the Stock Purchase Agreement remains in full force and effect, the Company's obligation to deliver the financial reports set forth in Sections 7.1(a) through 7.1(d) shall be satisfied by the delivery to the Purchasers of the financial statements and other information required to be delivered to the Purchasers pursuant to Section 3A of the Stock Purchase Agreement.

      7.2  OTHER INFORMATION.

      Promptly upon reasonable written request therefor, the Company shall furnish (or cause to be furnished) to such Purchaser other financial or other information with respect to the Company available in the books, records and files of the Company; provided, however, that if such information cannot be furnished without undue expense, the Company may require such Purchaser to reimburse it for all reasonable out-of-pocket expenses incurred in connection with furnishing such information.

      7.3  RULE 144A.

      The Company shall upon the reasonable written request of a Purchaser, furnish to any qualified institutional buyer (as such term is defined in Rule 144A under the Securities Act) designated by the Purchaser, such financial or other information as the Purchaser reasonably determines is necessary in order to afford compliance with the applicable information requirements under Rule 144A under the Securities Act in connection with any proposed sale of the Warrants, Warrant Shares, or Purchase Shares except at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

      7.4 PREPARATION OF ANNUAL AND QUARTERLY FINANCIAL STATEMENTS IN ACCORDANCE WITH GAAP.

      The Company shall cause the Company to maintain adequate books, accounts and records, and to prepare all Annual and Quarterly Financial Statements required to be delivered to the Purchasers pursuant to this Section in accordance with GAAP applied in a manner consistent with the practices, policies and procedures applied in connection with the preparation of the financial statements of the Company initially delivered to the Purchasers, except for any changes in such practices, policies and procedures permitted or approved in the manner provided for in this Section.

      7.5  CHANGES IN GAAP AND IN PRACTICES, POLICIES AND PROCEDURES.

           (a)   Notice of Proposed Change. In the event that the Company
                 -------------------------
proposes to make any material change in any of the practices, policies or procedures applied in connection with the preparation of its Annual or Quarterly Financial Statements, the Company shall:

              (i) notify the Purchasers in writing of such proposed change at least forty-five (45) days prior to the required delivery date of the first Annual or Quarterly Financial Statement that will be effected by such proposed change;

              (ii) state in reasonable detail in such notice the reason for such change, including, if applicable, a description of any change in GAAP that occasion such change;

              (iii) submit with such notice a written statement by the chief financial officer of the Company and the Accountants describing the anticipated effect, if any, of the proposed change to the computation of the Financial Tests, or stating that in their opinion such proposed change will have no material effect on the computation of such Financial Tests; and

               (iv) in the event such proposed change will have a material effect on the computation of such Financial Tests, submit with each Compliance Certificate a written reconciliation in reasonable detail demonstrating the computation of the Financial Tests as if such change had not been made.

           (b)   Consent to Change. Unless such change in practices, policies or
                 -----------------
procedures is required by a change in GAAP, the Company shall not adopt any such proposed change without the written consent of each Purchaser, which consent shall not be unreasonably withheld by the Purchaser; provided, however, that the Company shall not permit the Company to change its Fiscal Year without the written consent of each Purchaser, which consent may be withheld in the exercise of its sole discretion.

           (c)   Effect of Change on Financial Tests. In the event that any such
                 -----------------------------------
change in policies, practice or procedures would materially affect the computation of any Financial Test, and unless this Agreement is amended to make appropriate modifications to such Financial Test, compliance with all such Financial Test shall be determined on a proforma basis without giving effect to any such change.

      7.6  NOTICE OF CERTAIN EVENTS.

      The Company shall give prompt written notice to each Purchaser of the occurrence of any of the following events:

              (i)     a Default;

              (ii) the occurrence of any event which with notice, lapse of time or both would constitute an event of default under any Senior Indebtedness;

              (iii) all litigation affecting the Company where the amount claimed is Two Hundred Fifty Thousand Dollars ($250,000) or more;

              (iv) any substantial dispute which may exist between the Company and any governmental regulatory body or law enforcement authority;

              (v) Any other matter which has resulted or might result in a material adverse change in the Company's financial condition or operations;

              (vi) the loss or destruction of any material asset of the Company; and

              (vii) the occurrence of or the entering into any agreement or letter of intent with respect to any Trigger Event.

      7.7  INSPECTIONS.

           (a)   Books. Records. Audits and Inspections. The Company shall
                 --------------------------------------
maintain adequate books, accounts and records and prepare all Annual, Quarterly or Monthly Financial Statements required hereunder in accordance with GAAP consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over the Company or the Company's business and permit employees or agents of the Purchasers at any reasonable time to inspect Company's properties, and to examine or audit the Company's books, accounts and records and make copies and memoranda thereof. In the event any properties, books, accounts or records are in the possession of or under the control of a third party, the Company shall direct and hereby authorize such third party to permit access to the Purchasers' employees or agents for the purpose of performing the inspections, appraisals, examinations or audits permitted under this Section, and to respond to any reasonable requests from the Purchasers for information concerning the amount, status or condition of any assets in a third party's possession or control.

      SECTION 8.    AFFIRMATIVE COVENANTS.

      Until payment in full of the Notes and the performance by the Company of all of its other obligations hereunder, the Company and any Subsidiaries, shall, unless each Purchaser waives compliance therewith in writing:

              (a)   Insurance. Insure and maintain insurance upon all of its
                    ---------
assets and business properties and public and product liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like business.

              (b)   Payment of Taxes and Claims. Pay all taxes, assessments and
                    ---------------------------
other governmental charges imposed upon its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become due and payable or become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge, tax, assessment or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

              (c)   Compliance with Laws. Comply in all material respects with
                    --------------------
all applicable statutes, laws, ordinances and governmental rules, regulations and orders including, but not limited to, all Environmental Laws, to which it is subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such business.

              (d)   Preservation of Existence. Preserve and maintain its
                    -------------------------
corporate existence, as the case may be, and its rights, franchises and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to do so would have a material adverse affect on the Company's financial condition or operations.

              (e)   Maintenance of Tangible Assets. Maintain its tangible assets
                    ------------------------------
in good condition and repair in accordance with the requirements of its business and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted.

              (f)   Performance of Contracts. Perform and comply with, in
                    ------------------------
accordance with its terms, all material provisions of each and every material contract, agreement or instrument now or hereafter binding upon it, except to the extent it may contest the provisions thereof in good faith and by proper proceedings.

      SECTION 9.    NEGATIVE COVENANTS.

      Until payment in full of the Notes and the performance by the Company of all of its other obligations hereunder, the Company and any Subsidiaries shall not, unless the prior written consent of each Purchaser is obtained:

              (a)   Other Indebtedness. Create or incur, contract, assume, have
                    ------------------
outstanding, guarantee or otherwise be or become directly or indirectly liable in respect of any Indebtedness; provided, however, that this Section shall not be deemed to prohibit:

                  (i)     The Senior Indebtedness;

                  (ii) Up to $100,000 of Indebtedness of the Company evidenced by Capitalized Lease Obligations of the Company or incurred by the Company simultaneously with its purchase of real or personal property;

                  (iii) Lease financing or purchase money for equipment which is secured by the equipment so leased or purchased; and

                  (iv) Indebtedness of any Subsidiary to the Company or another Subsidiary.

              (b)   Prepayments. Pay any Indebtedness prior to its scheduled
                    -----------
maturity or scheduled payment date other than the Notes or the Senior Loans.

              (c)   Liens. Grant, create, incur, assume, permit or suffer to
                    -----
exist any Lien, upon any of its properties or assets, whether now owned or hereafter acquired, except, to the extent not otherwise prohibited hereunder:

                  (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

                  (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which do not secure Indebtedness and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary;

                  (iv) Liens securing the Indebtedness permitted by Section 9(a)(ii) and Section 9(a)(iii); and

                  (v)     Permitted Liens.

          (d)  Capital Assets. In any of its Fiscal Years, expend or incur
               --------------
obligations (including the full amount capitalized under capital leases) of more than $550,000 for the acquisition of fixed or capital assets.

          (e)  Leases. Enter into or permit to remain in effect any operating
               ------
lease as lessee, other than (i) operating leases with respect to telecommunications equipment and (ii) other operating leases the aggregate amount payable under which by the Company during any period of four consecutive Quarters shall not exceed $600,000.

          (f)  Loans, Advances and Investments. Make any loan, advance, or
               -------------------------------
capital contribution to, or investment in (including any investment in any corporation, joint venture or partnership), or purchase or otherwise acquire any of the Capital Stock, securities or evidences of indebtedness of, any Person (collectively "Investment"), or otherwise acquire any interest in, or control of, another Person, except for the following:

               (i)    Cash Equivalents;

               (ii) Any acquisition of securities or evidences of indebtedness of others when acquired by the Company in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of the Company;

               (iii) Make or permit to remain outstanding travel and other advances to officers and employees of the Company or a Subsidiary in the ordinary course of business; and

               (iv) other loans, advances and investments (including loans, advances and investments to or in Subsidiaries), provided that the aggregate amount thereof, at original cost, at no time exceeds $100,000.

          (g)  No Acquisition or Merger. Acquire by purchase or otherwise all or
               ------------------------
substantially all of the assets or capital stock of any Person. Merge or consolidate with or into any Person, except that:

               (i) Any Subsidiary may merge or consolidate with or into the Company, provided that the Company is the continuing or
                               --------
                      surviving corporation;

               (ii) Any Subsidiary may merge or consolidate with or into another Subsidiary; and

               (iii) Subject to the provisions of Section 3 of the Warrant Certificates, the Company may merge with any other solvent corporation, provided that (A) the Company shall be the
                                   --------
                      continuing or surviving
                      corporation and (B) no Event of Default exists or would exist immediately after giving effect to such merger.

          (h)  Sale of Stock or Indebtedness of Subsidiaries. Sell or otherwise
               ---------------------------------------------
dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Indebtedness sold; provided, that (A) such sale or other disposition,
                             --------
if treated as a transfer of assets of such Subsidiary, would be permitted by
Section 9(k) and (B) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this Section 9(h).

          (i)  Sales and Leasebacks. Dispose of any of its assets except for
               --------------------
full, fair and reasonable consideration, or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

          (j)  Restrictions on Dividends. Directly or indirectly declare or
               -------------------------
make, or incur any liability to make any Dividend except those on the Class A Preferred.

          (k)  Transfers, Liquidations and Dispositions of Substantial Assets.
               --------------------------------------------------------------
Dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business, other than in the ordinary course of business, except that:

               (i) Any Subsidiary may Transfer assets to the Company or another Subsidiary;

               (ii) The Company or any Subsidiary may sell inventory in the ordinary course of business; and

               (iii) The Company or any Subsidiary may otherwise Transfer assets, provided that the assets Transferred shall not
                              --------
                      exceed $250,000 in any twelve month period.

          (l)  Restricted Payments. Make, pay or declare, or commit to make, pay
               -------------------
or declare, any Restricted Payment without the prior written consent of each Purchaser except that so long as no Event of Default shall have occurred and be continuing, or would result therefrom, the Company may (i) pay dividends on Class A Preferred, and (ii) repurchase Common Stock from employees of the Company upon termination of employment pursuant to arrangements approved by the Board of Directors.

          (m)  Business Activities. Engage in any business activities or
               -------------------
operations substantially different from or unrelated to its present business.

          (n)  Transactions with Affiliates. Enter into any transaction,
               ----------------------------
including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any affiliate or any partner, officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any affiliate or any partner, officer or director thereof or any former or current officer or director of the Company, except any transaction or contract which is in the ordinary course of the Company's business and which is upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arms-length transaction with a person not an affiliate.

          (o)  Change of Control. Without the prior written consent of each
               -----------------
Purchaser, permit the transfer, sale or other change of ownership in any twelve month period of Common Stock exceeding 50% of the total issued and outstanding Common Stock at the time of such transfer, sale or change of ownership, nor permit at any time more than 70% of the total issued and outstanding Common Stock to be owned by persons not employed by the Company.

          (p)  Fiscal Year. Method of Accounting.  Change its Fiscal Year or
               ---------------------------------
make any material change in its method of accounting without prior written notice to each Purchaser.

          (q)  ERISA Plans. Adopt or agree to maintain or contribute to any
               -----------
ERISA Plan without the prior written consent of each Purchaser which consent shall not be unreasonably withheld. The Company shall promptly notify each Purchaser in writing in the event an ERISA Affiliate adopts and ERISA Plan.

          (r)  Change in Principal Office. Moves its principal office, executive
               --------------------------
office or principal place of business without prior written notice to each Purchaser.

     SECTION 10.  FINANCIAL TESTS.

     Until payment in full of the Notes and the performance by the Company of all its obligations hereunder, the Company shall, unless each Purchaser waives compliance therewith in writing, meet the following Financial Tests.

          (a)  Current Ratio. At the end of each period set forth below, the
               -------------
Company shall maintain a ratio of Current Assets to Current Liabilities greater than the ratio set forth opposite such period below:

               Period Ending                   Ratio
               -------------                   -----

               September 30, 1995              1.7:1.0
               December 31, 1995               1.7:1.0
               March 31, 1996                  1.7:1.0
               June 30, 1996                   1.7:1.0
               September 30, 1995 and each     2.0:1.0
                 Quarter thereafter

          (b)  Fixed Charge Coverage. At the end of each period set forth below,
               ---------------------
the ratio of EBITDA to Fixed Charges shall be greater than the ratio set forth opposite such period below:

               Period Ending                   Ratio
               -------------                   -----
               September 30, 1995              1.25:1.0
                  and each Quarter thereafter

          (c)  Indebtedness to Adjusted Net Worth Ratio. On each of the dates
               ----------------------------------------
set forth below, and after such date at all times until the next such date set forth below, the Company shall maintain a ratio of Indebtedness to Adjusted Net Worth less than or equal to the ratio set forth opposite such date below:

               Initial Test Date             Ratio
               -----------------             -----

               Tier I Closing Date and       2.0:1.0
                  thereafter



     SECTION 11.  Events of Default.

     The occurrence of any of the following events shall, at the option of either Purchaser, constitute an Event of Default ("Event of Default") hereunder and under the Notes:

          (a)  Failure to Pay. The Company fails to pay, within two (2) Business
               --------------
Days of the date when due, any installment of interest or any other sum due under this Agreement or the Notes in accordance with the terms hereof or thereof;

          (b)  Put Option Default. The Company fails to purchase all the
               ------------------
Warrants, Warrant Shares, or Purchase Shares required to be purchased by it upon the exercise of the Put Option.

          (c)  Breach of Representation or Warranty. Any representation or
               ------------------------------------
warranty herein or in any agreement, instrument or certificate executed pursuant hereto or in connection with any transaction contemplated hereby proves to have been false or misleading in any material respect when made;

          (d)  Falsity of Information. Any financial or other information
               ----------------------
delivered by the Company to the Purchaser proves to be false or misleading in any material respect when delivered;

          (e)  Security Interest. The Purchasers fail to have a valid and
               -----------------
enforceable perfected security interest in or lien on the Collateral or such security interest or lien fails to be prior to the rights and interest of all others except for the Senior Lender and security interests securing Indebtedness permitted by Section 9(a)(iii);

          (f)  Judgments. A final nonappealable judgment or judgments is or are
               ---------
entered against the Company in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more on a claim or claims not covered by insurance;

          (g)  Failure to Pay Debts: Voluntary Bankruptcy. The Company fails to
               ------------------------------------------
pay its debts generally as they come due (or within any applicable grace or cure periods), or files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

          (h)  Involuntary Bankruptcy. An involuntary petition is filed under
               ----------------------
any bankruptcy or similar statute against the Company, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of the properties of the Company and such petition or appointment is not dismissed within ninety (90) days;

          (i)  Governmental Action. Any governmental regulatory authority takes
               -------------------
or institutes action which will materially adversely affect the condition, operations or ability to pay the Company's obligations under this Agreement, the Notes or any instrument or agreement required under this Agreement;

          (j)  Default of Other Financial Obligations. Any default occurs under
               --------------------------------------
the Senior Credit Agreement, any agreement, note or document related to any such agreement or any other agreement involving the borrowing of money or the advance of credit to which the Company may be a party as obligor or guarantor, if such default consists of the failure to pay any Indebtedness in an aggregate principal amount greater than $25,000 when due or if such default gives to the holder of the obligation concerned the right to accelerate such Indebtedness;

          (k)  Default Under Security Agreement. Warrant Certificate or Other
               --------------------------------------------------------------
Agreement. The Company breaches or defaults in any material respect under any of
---------
its obligations contained in the Security Agreement, the Warrant Certificates or any other agreement with the Purchasers;

          (l)  Financial Reporting Default.  The Company fails for a period of
               ---------------------------
thirty (30) days after notice thereof to comply with the requirements of Section 7.

          (m)  Affirmative Covenants.  The Company fails for a period of thirty
               ---------------------
(30) days after written notice thereof to comply in any material respect with any Affirmative Covenant.

          (n)  Negative Covenants. The Company fails to comply in any material
               ------------------
respect with any Negative Covenant (i) for a period of thirty (30) days after written notice thereof with respect to any such breach that is subject to cure, and (ii) with respect to any other such breach, and a Purchaser gives written notice thereof.

          (o)  Financial Tests. The Company fails to comply with any Financial
               ---------------
Test and a Purchaser gives written notice thereof.

          (p)  Use of Proceeds. Any use of the proceeds from the sale of the
               ---------------
Notes other than for the Acquisition Transaction described in Background B, without the prior written consent of each Purchaser.

          (q)  Material Adverse Change.  Any material adverse change occurs in
               -----------------------
the consolidated financial condition or results of operations of the Company or in the Company's ability to perform their obligations under this Agreement, the Notes or under any instrument or agreement required by this Agreement;

          (r)  Change in Ownership.  The Management Group ceases to own 30% of
               -------------------
the Company's Outstanding Common Stock; and

          (s)  Other Breach Under Agreement. The Company breaches, or defaults
               ----------------------------
in any material respect under, any term, condition, provision, representation or warranty contained in this Agreement not specifically referred to in this Section, provided that with respect to any of the foregoing (other than (a), (g) and (j)) that is capable of being cured, the Company have failed to cure the same within thirty (30) days from the receipt of notice thereof from a Purchaser.

     SECTION 12.  CONSEQUENCES OF EVENT OF DEFAULT.

          (a) If any Event of Default specified under Section 11, other than subsections (g) and (h) hereof, shall occur and be continuing, the Purchasers may, by written notice to the Company, declare the principal and interest accrued on the Notes and all other obligations of the Company hereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without any other or further presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

          (b) If an Event of Default specified under subsections (g) and (h) of Section 11 hereof shall occur, the unpaid balance of the principal and interest accrued on the Notes and all other obligations of the Company hereunder shall be immediately due and payable automatically without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

     SECTION 13.  MISCELLANEOUS.

          (a)  No Implied Rights or Waivers. No notice to or demand on the
               ----------------------------
Company in any case shall entitle the Company to any other or further notice or demand in the same, similar and other circumstances. Neither any failure nor any delay on the part of a Purchaser in exercising any right, power or privilege hereunder or under the Notes or Warrant Certificates shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

          (b)  Modifications. Amendments or Waivers. The Company and the
               ------------------------------------
Purchasers may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights hereunder or give waivers or consents to a departure from the due performance of their obligations hereunder provided that no departure from the Company's due performance of its obligations hereunder shall be effective unless agreed to in writing by each Purchaser.

          (c)  Expenses. The Company shall pay or cause to be paid and save the
               --------
Purchasers harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees (including fees of BOCP II's outside counsel and Legal Department not to exceed $25,000) and disbursements, incurred or paid by the Purchasers in connection with (i) the due diligence inquiries, negotiation, development, preparation, execution and performance of this Agreement, the Notes, the Security Agreement, the Warrant Certificates and the related transactions; (ii) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof; and (iii) the enforcement of this Agreement, the Notes, the Security Agreement and the Warrant Certificates, including such reasonable expenses as may be incurred by the Purchasers in collection of the Notes.

          (d)  Accounting Terms. All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP.

          (e)  Entire Agreement. This Agreement including the Exhibits or
               ----------------
Schedules hereto, constitutes the entire agreement relating to the subject matter hereof among the Parties hereto. Each Party acknowledges that no representation, inducement, promise or agreement has been made, orally or otherwise, by any other Party, or anyone acting on behalf of any other Party, unless such representation, inducement, promise or agreement is embodied in this Agreement expressly or by incorporation.

          (f)  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Ohio.

          (g)  Severability. If any provision of this Agreement is held to be
               ------------
invalid, void or unenforceable, the remaining provisions of this Agreement shall nevertheless continue in full force and effect.

          (h)  Third Party Beneficiaries. The obligations of each Party under
               -------------------------
this Agreement shall inure solely to the benefit of the other Parties, and no other person or entity shall be a third party beneficiary of this Agreement.

          (i)  Rules of  Construction.  Unless otherwise specified, the
               ----------------------
following rules shall be applied in construing the provisions of this Agreement.

               (i) Terms that imply gender shall be construed to apply to all genders.

              (ii) References to Sections, Schedules and Exhibits refer to the numbered Sections of, the Schedules of and the Exhibits attached to this Agreement.

             (iii) Headings to the various Sections of this Agreement are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement.

              (iv) The Exhibits and Schedules attached to this Agreement are incorporated herein by reference.

               (v) "Herein," "hereto," "hereof" and words of similar import refer to this Agreement.

              (vi) The word "and" connotes "each and every", and the word "or" connotes "any one or more".

             (vii) The word "including" connotes "including without limitation".

            (viii) Any reference to any law or regulation refers to that law or regulation as amended from time-to-time after the date of this Agreement and to the corresponding provision of any successor law or regulation.

              (ix) Any reference to any agreement or other document in this Agreement refers to that agreement or other document as amended from time-to-time after the date of this Agreement.

               (x) The recitals included in this Agreement are the mutual representations of the Parties and are a part of this Agreement.

          (j)  Notices. Any notice or other communication required or permitted
               -------
to be made or given under this Agreement, shall be in writing and shall be deemed to have been received by the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the date actually received if hand delivered or if transmitted by telefax (receipt of which is confirmed to sender); (iii) three business days after such notice was deposited in the United States Mail postage prepaid; or (iv) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

          PURCHASERS:

          Banc One Capital Partners II, Limited Partnership
          10 West Broad Street
          Columbus, Ohio 43215
          ATTENTION:Earle J. Bensing
          Telephone: (614) 227-4219
          Telefax:   (614) 224-7675

          WITH A COPY TO:

          Banc One Capital Corporation
          90 North High Street
          Columbus, Ohio 43215
          ATTENTION:General Counsel
          Telephone: (614) 227-7727
          Telefax:   (614) 227-7750

          Primus Capital Fund III Limited Partnership
          1375 East Ninth Street
          Suite 2700
          ATTENTION:Loyal W. Wilson
          Telephone: (216) 621-2185
          Telefax:   (216) 621-4543

          WITH A COPY TO:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          ATTENTION:Carter W. Emerson, Esq.
          Telephone: (312) 861-2052
          Telefax:   (312) 861-2200


          COMPANY:

          Corinthian Schools Incorporated
          1732 Reynolds Street
          Irvine, California 92714
          ATTENTION:David G. Moore
          Telephone: (714) 261-7606
          Telefax:   (714) 222-3513

          WITH A COPY TO:

          O'Melveny & Myers
          610 Newport Center Drive
          Suite 1700
          Newport Beach, California 92660
          ATTENTION:David A. Krinsky, Esq.
          Telephone:   (714) 669-7902
          Telefax:     (714) 669-6994

     A Party's address for notice may be changed from time-to-time only by written notice given to each of the other Parties in accordance with this Section.

          (k)  Assignment. Neither this Agreement nor any of the rights or
               ----------
duties hereunder may be assigned by any Party without the prior written consent of each of the other Parties, and any assignment attempted without such prior consent shall be null and void.

          (1)  Further Acts and Documents. Each of the Parties hereby agrees to
               --------------------------
execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

          (m)  Counterparts. This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed to be an original and all of which shall constitute one in the same agreement.

      The Parties have caused this Agreement to be executed and delivered effective as of the date first written above.

COMPANY:                                     PURCHASERS:

CORINTHIAN SCHOOLS, INC.                     BANC ONE CAPITAL PARTNERS II,
                                             LIMITED PARTNERSHIP


By /s/ David G. Moore                        By: Banc One Capital Partners II
   --------------------------
   David G. Moore, President                 Corporation

                                             By  /s/ Earle J. Bensing
                                                 --------------------------

                                             Its Senior Vice President
                                                 --------------------------

                                             PRIMUS CAPITAL FUND III
                                             LIMITED PARTNERSHIP


                                             By: Primus Venture Partners, Inc.


                                             By____________________________


                                             Its___________________________

      The Parties have caused this Agreement to be executed and delivered effective as of the date first written above.


COMPANY:                                     PURCHASERS:


CORINTHIAN SCHOOLS, INC.                     BANC ONE CAPITAL PARTNERS II,
                                             LIMITED PARTNERSHIP


By                                           By: Banc One Capital Partners II
  ____________________________               Corporation
  David G. Moore, President

                                             BY /s/ Earle J. Bensing
                                                ---------------------------

                                             Its Senior Vice President
                                                ---------------------------


                                             PRIMUS CAPITAL FUND III
                                             LIMITED PARTNERSHIP

                                             By: Primus Venture Partners, Inc.


                                             BY  /s/ Loyal W. Wilson
                                                ----------------------------

                                             Its President
                                                ----------------------------